Exhibit 10.8

EXECUTIVE AGREEMENT

Agreement made this 3rd day of March 2010 between FEDERAL LIFE INSURANCE COMPANY (MUTUAL), an Illinois mutual life insurance company (hereinafter referred to as the “Company”), and MICHAEL AUSTIN (hereinafter sometimes referred to as the “Executive Vice President”).

Michael Austin is presently employed by the Company as its Executive Vice President and Chief Marketing Officer.

The Board of Directors of the Company desires to provide for the continued employment of the Executive Vice President which the Board has determined will be in the best interests of the Company and its policyholders and will enforce and encourage the continued attention and dedication to the Company of the Executive Vice President. The Executive Vice President is willing to commit himself to continue to serve the Company on the terms and conditions herein provided.

In order to effect the foregoing, the Company and the Executive Vice President wish to enter into an agreement on the terms and conditions set forth below.

Accordingly, in consideration of the promises and the respective covenants and agreements herein contained, in further consideration of services performed and to be performed by the Executive Vice President and intending to be legally bound, the parties hereto agree as follows:

1.  Employment.

A.  The Company agrees to employ the Executive Vice President as Executive Vice President and Chief Marketing Officer of the Company or in a capacity whose functions require an equivalent level of knowledge and responsibility to those now being performed.

B.  If at any time during the term of employment, the Board of Directors of the Company fails to re-elect the Executive Vice President, or removes the Executive Vice President from such office at any time during the term of this agreement, the Executive Vice President shall have the right, by written notice to the Company, to terminate his services hereunder effective as of the last day of the month following the receipt by the Company of any such written notice and the Executive Vice President shall have no other obligations under this Agreement. The Executive Vice President's termination of services under this Paragraph shall be treated as a termination of employment by the Company other than for material breach or just cause on the Executive Vice President's part and, accordingly, shall be governed by the provisions of Paragraph 7A of this Agreement.

2.  Term of Employment.

The initial term of employment, as this phrase is used throughout this Agreement, shall be for the period beginning on the date of this Agreement and ending three (3) years thereafter consistent with the provisions of Chapter 215 ILCS 5/245, as it exists at the time this Agreement is executed. This agreement is automatically extended each day for an additional day except that a notice of non-extension may be given at any time by the Board of Directors in which case the term of employment will expire at the end of its then current term.

3.  Executive Vice President's Duties During Term of Employment.

The Executive Vice President shall devote his full business time (with allowances for vacations and sick leave) and attention and best efforts to the affairs of the Company and its subsidiaries and affiliates during the term of employment; provided, however, that he may serve as a director of other corporations and entities and may engage in other activities to the extent that they do not inhibit the performance of his duties hereof or conflict with the business of the Company or its subsidiaries and affiliates.

4.  Compensation.

The Executive Vice President's base salary will be determined each year by the Board of Directors at its annual meeting and will be paid in substantially equal monthly installments plus a bonus determined annually by the Board of Directors based upon the Board of Directors' determination as to the performance of the Executive Vice President.

5.  Other Benefits.

In addition to the compensation provided for herein, the Executive Vice President shall be entitled to participate in any and all employee benefit programs of the Company as currently in effect. Further, the Executive Vice President shall be entitled to receive prompt reimbursement for all expenses which he deems reasonably incurred by him in performing services hereunder provided such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company.

6.  Counsel Fees and Indemnification.

A.  In the event that: (1) the Company terminates or seeks to terminate this Agreement alleging as justification for such termination a material breach by the Executive Vice President or causes hereinafter set forth; the Executive Vice President disputes such termination or attempted termination; and/or (2) the Executive Vice President elects to terminate his services hereunder pursuant to Paragraph 1B of this Agreement; the Company disputes its obligations to pay to the Executive Vice President that portion of his base salary as hereinafter provided; the Company shall pay or reimburse to the Executive Vice President all reasonable costs incurred by him in such dispute, including attorney's fees and costs providing the Executive Vice President shall prevail in such action.

B.  The Company further represents and warrants: (1) that the Executive Vice President is and shall continue to be covered and insured up to the maximum limits provided by all insurance that the Company maintains to indemnify its directors and officers (and to indemnify the Company for any obligations which it incurs as a result of its undertaking to indemnify its officers and directors) and (2) that the Company will exert its best efforts to maintain such insurance at least at its present limits in effect throughout the term of the Executive Vice President's employment.

C.  The Company hereby warrants and represents that the undertakings of payment indemnification and maintenance of such insurance coverage for the Executive Vice President set out above are not in conflict with the charter of the Company or its By-Laws or with any validly existing agreement or other proper corporate action of the Company.

7.  Termination.

A.  Termination by the Company other than for Material or Just Cause.

If the Company shall terminate the Executive Vice President's employment during the term of employment for other than a material breach of this Agreement or “just cause”, as herein defined, the Executive Vice President shall have no obligation to seek other employment in mitigation of damages in respect of any period following the date of such termination and the Executive Vice President shall be entitled to receive from the Company the full base salary to which he is then entitled to the end of the term of employment which shall be payable to the Executive Vice President in monthly installments without regard to, or reduction because of, any other compensation or income which the Executive Vice President receives or is entitled to receive whether from the Company or otherwise. It is stipulated that any payments made in accordance with the foregoing shall be paid to and received by the Executive Vice President as liquidated damages for the unwarranted termination of his employment and not as penalties and he shall be entitled to receive no further sums under this Agreement except as such that have accrued as of the date of termination or as otherwise specifically provided in this Agreement. In view of the fact that the term of this Agreement is for three (3) years pursuant to the provisions of the aforesaid described Chapter 215 ILCS 5/245, it is contemplated that the payments provided to be made by virtue of this provision shall be completed at the expiration of three (3) years from the date of such termination.

It is further understood that coverage under the Home Office Employees' Group Health Plan during the period when payments are being made under this Paragraph or Paragraph 7C will continue at the same price as if employment had continued.

B.  Termination by the Company for Material Breach or for Just Cause.

“Just cause” shall mean willful misconduct, dishonesty, conviction of a felony, habitual drunkenness or excessive absenteeism not related to illness. Should the Executive Vice President's employment be terminated for a material breach of this Agreement or for “just cause”, the Company shall be obligated to pay the Executive Vice President his then base salary only through the end of the month during which such termination occurs plus such other sums as are payable to the Executive Vice President under this Agreement and which have accrued as of the end of such month.

C.  Termination by the Executive Vice President.

Without prejudice to the provisions of Paragraph 1B of this Agreement, it is agreed that if during the term of employment the Executive Vice President's duties are materially diminished he may at any time resign from his position as Executive Vice President -Marketing of the Company after giving the Chief Executive Officer not less than sixty (60) days prior written notice of the effective date of his resignation. Any such resignation shall not be deemed to be a material breach by the Executive Vice President of this Agreement.

It is further agreed that upon such resignation, except for obligations of either party to the other which have accrued as of the date of the Executive Vice President's resignation or as otherwise specifically provided in this Agreement, the Executive Vice President shall be entitled to receive the compensation provided under Paragraph 7A of this Paragraph 7 as if such termination was by the Company other than for material breach or other just cause, It is provided, however, that the Executive Vice President's obligation of non-disclosure as provided in Paragraph 11 of this Agreement shall remain undiminished and in full force and effect and the obligation of the Executive Vice President under Paragraph 8 of this Agreement not to compete shall continue for the period during which payments continue to be made to the Executive Vice President under the provisions of Paragraph 7A.

8.  Non-Competition.

A.  Except as is otherwise provided in Paragraph 7C, it is agreed that during the term of employment and during any period in which the Executive Vice President is receiving compensation as provided in Paragraphs 4 and 7, the Executive Vice President will not without the prior approval of the Chairman of the Board become an officer, employee, agent, partner or director of any business enterprise which is in substantial direct competition (as defined below) with the Company or any subsidiary or affiliate of the Company, as the business of the Company or any subsidiary or affiliate may be constituted during the term of employment or at the termination thereof.

B.  If the Executive Vice President's employment by the Company is terminated by the Executive Vice President during the term of employment, the Executive Vice President shall not during the period in which he is compensated under the provisions of Paragraphs 7A and 7C following such termination become an officer, employee, agent, partner or director of any business enterprise in substantial direct competition with the Company or any subsidiaries of the Company as the business of the Company or any said subsidiaries may be constituted at the time of such termination.

C.  For the purpose of this Paragraph 8, a business enterprise with which the Executive Vice President becomes associated as an officer, employee, agent, partner or director shall be considered in “substantial direct competition” if during a year when such competition is prohibited its sales of any product or service which is competitive with a product or service furnished by the Company or any subsidiary of the Company amount to more than ten percent (10%) of the Company's and subsidiaries' total combined sales of its product or services. This provision shall be effective during the period in which the Executive Vice President is receiving payments from the Company under the provisions of Paragraphs 7A and 7C.

9.  Effect of Death and Disability.

A.  In the event of death of the Executive Vice President during the period of employment, the legal representative of the Executive Vice President shall be entitled to the base salary provided for in Paragraph 4 for the month in which death shall have taken place at the rate being paid at the time of death and the period of employment shall be deemed to have ended as of the close of business on the last day of the month in which death shall have occurred but without prejudice to any payments due in respect to the Executive Vice President's death.

It is further understood that the foregoing shall not foreclose the Board of Directors from voting to continue the compensation of the Executive Vice President to his widow for a reasonable period after his death.

B.  If, as a result of the Executive Vice President's incapacity due to physical or mental illness, the Executive Vice President shall have been absent from his duties hereunder on a full-time basis for the entire period of nine (9) consecutive months, the period of employment shall be deemed to have ended as of the close of business on the last day of such nine (9) month period but without prejudice to any payments due to the Executive Vice President in respect to disability,

In the event of disability of the Executive Vice President during the period of employment, the Executive Vice President shall be entitled to the base salary provided of in Paragraph 4 above at the rate being paid at the time of the commencement of disability for the first nine (9) month period of such disability. Thereafter, the Executive Vice President shall receive fifty percent (50%) of such rate being paid at the time of the commencement of disability for the remaining term provided for in this Agreement; provided, however, that this Agreement after the expiration of the nine (9) month period shall be reduced by any payments to which the Executive Vice President may be entitled for the payment period because of disability under any disability plan of the Company or of any subsidiary or affiliate thereof.

10.  Successors or Assigns,

Any successor or assign (whether direct or indirect by purchase, merger, consolidation or change of control) shall absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession or assignment had taken place. The Company agrees that it will require any successor, or assign, under the circumstances herein above set forth, to expressly, absolutely and unconditionally assume and agree to perform this Agreement. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive Vice President to terminate under the provisions of Paragraph 7A. As used in this Paragraph, Company shall mean the Company as herein before defined and any successor of its business and/or assets as aforesaid which executes and delivers the agreement Page 7 provided for in this Paragraph or which otherwise becomes bound by the terms and conditions of this Agreement by operation of law.

This Agreement shall inure to the benefit of and be enforceable by the Executive Vice President's legal representative, executors, administrators, successors, heirs, devisees, designees and legatees. If the Executive Vice President should die while any amounts are still payable to him hereunder such amounts unless otherwise provided for herein shall be paid in accordance with the terms of this Agreement to the Executive Vice President's devisees, legatees, or other designees, or, if there be no such designees, to the Executive Vice President's estate.

11.  Non-Disclosure.

The Executive Vice President agrees that he shall not at any time while receiving compensation from the Company disclose or use, except in the course of his employment with the Company in the pursuit of the business of the Company or any of its subsidiaries and affiliates, any confidential information or proprietary data of the Company or any of its subsidiaries and affiliates whether such information or proprietary data is in his memory or embodied in writing or other physical form.

12.  Conflicts.

Any paragraph, sentence, phrase or other provision of this Executive Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted here from. The invalidity of any portion hereof shall not affect the form and effect of the remaining valid portions hereof. Paragraph headings are included herein for convenience and are not intended to affect in any way the interpretation of any remaining Paragraphs of this Agreement.

13.  Governing Law.

This Executive Agreement is governed by and is to be construed in accordance with the laws of the State of Illinois.

14.  Notice.

All notices shall be in writing and shall be deemed effective when delivered in person, or 48 hours after deposit thereof in the U.S. mails, postage pre-paid, for delivery as registered mail, return-receipt requested, addressed in the case of the Executive Vice President to his last known address as carried on the personnel records of the Company and in the case of the Company to the corporate headquarters to the attention of the Chief Executive Officer or to such other address as the parties to be notified may specify by notice to the other party.

15.  Arbitration.

A.  Any controversy or claim arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration before three (3) arbitrators, as provided below, and judgment of the award rendered which the arbitrators, or at least a majority of the arbitrators, may be entered in any court having jurisdiction thereof.

B.  Each party shall appoint a disinterested and neutral arbitrator and the two thus appointed shall appoint a third disinterested and neutral arbitrator. If the two arbitrators so chosen cannot agree on the appointment of a third arbitrator then such arbitrator shall be appointed by the then Chief Judge of the United States District Court of Illinois.

16.  Representation and Warranties.

The Company represents and warrants that the execution of this Agreement by the Company has been duly authorized by resolution of its Board of Directors.

17.  Modification.

Wherever necessary this Agreement will be modified to comply with IRS Code Section 409A.

Otherwise, no provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive Vice President and the Company. No waiver by either party hereto at any time by any breach of any part hereto of any compliance with any conditions or provisions of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IN WITNESS WHEREOF, the Company, by order of its Board of Directors, has caused this Agreement, consisting of ten (10) pages, to be signed in its corporate name by its duly authorized Director and impressed with its corporate seal, attested by its Secretary and the Director has hereunto set his hand on the day and year first above written.

FEDERAL LIFE INSURANCE COMPANY (MUTUAL)

By:	/s/ James H. Stacke
Director - Authorized

[corporate seal]

ATTEST:

/s/ Judy A. Manning
Secretary